Psoria-Shield Inc.

June 30, 2012 and 2011

Index to the Financial Statements

Psoria -Shield Inc.

Balance Sheets

	June 30, 2012	September 30, 2011
	(Unaudited)

Assets
Current Assets
Cash	$768	$70,318
Inventories	14,562	523

Total current assets	15,330	70,841

Property and Equipment
Property and equipment	125,508	113,901
Accumulated depreciation	(44,098)	(17,510)

Property and equipment, net	81,410	96,391

Exclusive Licenses
Exclusive licenses	5,000	5,000
Accumulated amortization	(375)	(188)

Exclusive licenses, net	4,625	4,812

Other Assets
Security deposit	1,760	1,760

Total other assets	1,760	1,760

Total Assets	$103,125	$173,804

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$179,124	$104,274
Credit cards payable	42,840	16,002
Customer deposits	25,000	25,000
Accrued warranty	9,600	-
Current maturity of long-term payable	72,653	-
Loan payable	20,000	-
Advances from shareholders	237,994	19,269

Total current liabilities	587,211	164,545

Total liabilities	587,211	164,545

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common stock, no par value: 10,000,000 shares authorized;
5,796,797 and 7,464,297 shares issued and outstanding, respectively	2,093,964	2,026,964
Additional paid-in capital	1,239,952	434,570
Accumulated deficit	(3,818,002)	(2,452,275)

Total stockholders' equity (deficit)	(484,086)	9,259

Total Liabilities and Stockholders' Equity (Deficit)	$103,125	$173,804

See accompanying notes to the financial statements.

Psoria -Shield Inc.

Statements of Operations

	For the Nine Months	For the Nine Months
	Ended	Ended
	June 30, 2012	June 30, 2011
	(Unaudited)	(Unaudited)

Revenues	$91,000	$-

Costs of Goods Sold	59,289	-

Gross Profit	31,711	-

Operating Expenses
Selling and marketing expense	174,717	75,585
Professional fees	297,427	196,898
Rent expenses	32,100	23,142
Research and development expense	70,284	186,059
Salary expense	527,878	264,838
Salary expense - officers	51,000	96,120
General and administrative expense	237,051	208,885

Total operating expenses	1,390,457	1,051,527

Income (Loss) from Operations	(1,358,746)	(1,051,527)

Other (Income) Expense
Interest expense	6,981	1,779

Total other (income) expense	6,981	1,779

Income (Loss) before Income Tax Provision	(1,365,727)	(1,053,306)

Income Tax Provision	-	-

Net Income (Loss)	$(1,365,727)	$(1,053,306)

See accompanying notes to the financial statements.

Psoria -Shield Inc.

Statement of Stockholders' Equity (Deficit)
For the interim period ended June 30, 2012

	Common Stock, No Par Value
	Number of Shares	Amount	Additional paid-in capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)

Balance, June 17, 2009 (inception)	-	$-	$-	$-	$-

Common shares issued to founders pursuant to the exclusive license agreement entered on August 25, 2009
	6,000,000	-	-	-	-
Contribution of start up expenses by the founders	-	-	17,000	-	17,000
Net loss	-	-	-	(34,904)	(34,904)
Balance, September 30, 2009	6,000,000	-	17,000	(34,904)	(17,904)

Common shares issued for cash at $1.00 per share during the period from December 8, 2009 through August 30, 2010	573,797	573,797	-	-	573,797
Issuance cost - legal fees	-	(35,000)	-	-	(35,000)
Common shares issued for services valued at $1.00 per share during the fiscal year
	70,000	70,000	-	-	70,000
Net loss	-	-	-	(542,080)	(542,080)
Balance, September 30, 2010	6,643,797	608,797	17,000	(576,984)	48,813

Common shares issued for cash at $1.00 per share on November 4, 2010
	200,000	200,000	-	-	200,000
Common shares issued for exclusive license on December 11, 2010
	5,000	5,000	-	-	5,000
Common shares issued for cash at $2.00 per share during the period from January 20, 2011 through September 14, 2011
	380,500	761,000	-	-	761,000
Issuance cost - legal fees	-	(17,833)	-	-	(17,833)
Common shares issued for services valued at $2.00 per share during the period from January 20, 2011 through September 14, 2011
	235,000	470,000	-	-	470,000
Options issued for services granted on December 22, 2010
	-	-	417,570	-	417,570
Net loss	-	-	-	(1,875,291)	(1,875,291)
Balance, September 30, 2011	7,464,297	2,026,964	434,570	(2,452,275)	9,259

Common shares issued for cash at $2.00 per share during the period from October 1, 2011 through November 30, 2011
	92,500	185,000	-	-	185,000
Issuance cost - legal fees	-	(30,000)	-	-	(30,000)
Options issued for services on February 22, 2012	-	-	745,382	-	745,382
Common shares bought back per termination and redemption agreement entered on May 4, 2012
	(2,000,000)	(100,000)	-	-	(100,000)
Treasury shares issued for cash at $0.30 per share during the period from May 4, 2012 through June 15, 2012
	240,000	12,000	60,000	-	72,000
Net loss	-	-	-	(1,365,727)	(1,365,727)
Balance, June 30, 2012	5,796,797	$2,093,964	$1,239,952	$(3,818,002)	$(484,086)

See accompanying notes to the financial statements.

Psoria -Shield Inc.

Statements of Cash Flows

	For the Nine Months	For the Nine Months
	Ended	Ended
	June 30, 2012	June 30, 2011
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net income (loss)	$(1,365,727)	$(1,053,306)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	26,588	9,221
Amortization expense	187	125
Options issued for services	805,382	417,570
Changes in operating assets and liabilities:
Prepayments and other current assets	-	(17,858)
Inventories	(14,039)	(523)
Security deposit	-	(560)
Accounts payable	74,850	31,477
Credit cards payable	26,838	25,766
Accrued warranty	9,600	-
Long-term payable	72,653	-

Net Cash Provided by (Used in) Operating Activities	(363,668)	(588,088)

Cash Flows from Investing Activities
Purchase of property and equipment	(11,607)	(77,430)

Net Cash Used in Investing Activities	(11,607)	(77,430)

Cash Flows from Financing Activities
Proceeds from loan payable	20,000	-
Advances from shareholders	118,725	14,787
Sale of common stock for cash	167,000	598,167

Net Cash Provided by (Used in) Financing Activities	305,725	612,954

Net Change in Cash	(69,550)	(52,564)

Cash - beginning of the period	70,318	69,293

Cash - end of the period	$768	$16,729

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the financial statements.

Psoria-Shield Inc.

June 30, 2012 and 2011

Notes to the Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Psoria-Shield Inc.

Psoria-Shield Inc. (“PSI” or the “Company”) was incorporated on June 17, 2009 under the laws of the State of Florida. PSI engages in the business of research and development, manufacturing, and marketing and distribution of Ultra Violet ("UV") phototherapy devices for the treatment of skin diseases.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented.  Unaudited interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year September 30, 2011 and notes thereto contained in the information filed as part of the amended Current Statement on Form 8-K/A, of which this is a part.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property and equipment; income tax rate, income tax provision, deferred tax assets, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued expenses, payroll liabilities, deferred rent and deferred revenue approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from Stockholders, if any, due to their related party nature.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories.  The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment and exclusive licenses, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Fiscal Year End

The Company elected December 31st as its fiscal year end date for the purpose of tax compliance upon its formation.

The Company elected September 30th as its fiscal year end date for the purpose of audits of its financial statements.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

There was no allowance for doubtful accounts at June 30, 2012 or September 30, 2011.

The Company does not have any off-balance-sheet credit exposure to its customers at June 30, 2012 or September 30, 2011.

Inventories

Inventory Valuation

The Company values inventories, consisting of raw materials, packaging material and finished goods, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and finished goods.  Substantially all of the cost of finished goods comprises of the cost of parts purchased from third party vendors as the assembly cost is immaterial. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”).  When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease.  Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for property and equipment.  Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Intangible Assets Other Than Goodwill

The Company adopted paragraph 350-30-25-3 of the FASB Accounting Standards Codification for intangible assets other than goodwill.  Pursuant to paragraph 350-30-25-3 the Company amortizes the acquisition costs of intangible assets other than goodwill inclusive of exclusive licenses on a straight-line basis over their relevant estimated useful lives of twenty (20) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Customer Deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, which are fully or partially refundable depending upon the terms and conditions of the sales agreements.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Product Warranty

The Company estimates future costs of warranty obligations in accordance with ASC 460-10, which requires an entity to disclose and recognize a liability for the fair value of the obligation it assumes upon issuance of a warranty.  The Company warrants most of its products for a specific period of time, usually 12 months, against material defects.  The Company provides for the estimated future costs of warranty obligations in cost of revenues when the related revenues are recognized.  The accrued warranty costs represent the best estimate at the time of sale of the total costs that the Company will incur to repair or replace product parts that fail while still under warranty. The amount of the accrued estimated warranty costs obligation for established products is primarily based on historical experience as to product failures adjusted for current information on repair costs. For new products, estimates include the historical experience of similar products, as well as reasonable allowance for warranty expenses associated with new products. On a quarterly basis, the Company reviews the accrued warranty costs and updates the historical warranty cost trends, if required.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Treasury Stock

The Company applies Subtopic 505-30 of the FASB Accounting Standards Codification for treasury stock.  Pursuant to Paragraph 505-30-25-9, the difference between the repurchase and resale prices of a corporation's own common stock shall be reflected as part of the capital of a corporation and allocated to the different components within stockholder equity as required by paragraphs 505-30-30-5 through 30-10.  Pursuant to Paragraph 505-30-45-1, if a corporation's stock is acquired for purposes other than retirement (formal or constructive), or if ultimate disposition has not yet been decided, the cost of acquired stock may be shown separately as a deduction from the total of capital stock, additional paid-in capital, and retained earnings, or may be accorded the accounting treatment appropriate for retired stock specified in paragraphs 505-30-30-7 through 30-10.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs”) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements”) for research and development costs.  Research and development costs are charged to expense as incurred.  Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment, material and testing costs for research and development as well as research and development arrangements with unrelated third party research and development institutions, if any.

Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities

The research and development arrangements usually involve specific research and development projects.  Often times, the Company makes non-refundable advances upon signing of these research and development arrangements.  The Company adopted paragraph 730-20-25-13 and 730-20-35-1 of the FASB Accounting Standards Codification (formerly Emerging Issues Task Force Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities”) for those non-refundable advances.  Non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized.  Such amounts are recognized as an expense as the related goods are delivered or the related services are performed.  The management continues to evaluate whether the Company expect the goods to be delivered or services to be rendered.  If the management does not expect the goods to be delivered or services to be rendered, the capitalized advance payment are charged to expense.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended June 30, 2012 or 2011.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Financial Conditions

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at June 30, 2012, a net loss and net cash used in operating activities for the interim period then ended, respectively.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Inventories

Inventories consisted of the following:

	June 30, 2012	September 30, 2011

Raw materials	$-	$523

Finished goods	-	-

	$-	$523

Slow-Moving or Obsolescence Markdowns

The Company recorded no inventory obsolescence adjustments for the interim period ended June 30, 2012 or 2011.

Lower of Cost or Market Adjustments

There was no lower of cost or market adjustments for the interim period ended June 30, 2012 or 2011.

Note 5 – Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation, consisted of the following:

	Estimated Useful Life (Years)	June 30, 2012	September 30, 2011

Computer equipment	5	$13,043	$12,295

Furniture and fixture	7	29,736	28,377

Leasehold improvement	5	20,907	20,907

Software	3	61,822	52,322

		125,508	113,901

Less accumulated depreciation and amortization		(44,098)	(17,510)

		$81,410	$96,391

Depreciation and Amortization Expense

Depreciation expense for the interim period ended June 30, 2012 and 2011 was $26,588 and $9,221, respectively.

Note 6 – Exclusive Licenses

Exclusive License Agreements

(i)

Exclusive License Agreement for Provisional Patent No. 1 Signed on August 25, 2009

Grant of License

An exclusive license agreement ("Exclusive License Agreement") was made and entered into on August 25, 2009, by and among Scot L. Johnson ("Johnson"), Edwin T. Longo ("Longo", and together with Johnson collectively referred to herein as "Licensors"), and Psoria-Shield Inc. (“PSI” or "Licensee").

Upon the execution of the Exclusive License Agreement, Licensee acquired, and Licensors granted to Licensee, for the duration of the License Term (as defined below), the sole and exclusive (including to the exclusion of Licensors), worldwide, paid-up, royalty-free right and license under the Licensed Patents, Know-how, Technical Data, and any Improvements as defined in the Exclusive License Agreement to develop, make, have made, use, sell, offer to sell, distribute, export, import, and otherwise commercialize the Licensed Product(s) in the Field. This license shall include the right of Licensee to grant sublicenses and distribution rights in the Field.

Consideration for License

As the sole and exclusive consideration for the rights and license granted in the Exclusive License Agreement, each of the Licensors received, on the date of signing, 3,000,000 shares of the common stock of the Licensee, or 6,000,000 shares in aggregate, which were valued at the stockholders’ cost basis of nil.

License Term

The term of the rights and license granted herein shall commence upon the date of signing of the Exclusive License Agreement and shall continue in effect in perpetuity unless and to the extent terminated as set forth in Sections 5.2 through 5.4 of the License Term of the Exclusive License Agreement.

The License may be terminated at any time by the mutual written agreement of each of the Licensors and Licensee.

(ii)

Exclusive License Agreement for Provisional Patent No. 2 Signed on December 11, 2010

Grant of License

An exclusive license agreement ("Exclusive License Agreement") was made and entered into on December 11, 2010, by and between Scot L. Johnson ("Johnson" or referred to herein as "Licensor"), and Psoria-Shield Inc. (“PSI” or "Licensee").

Upon the execution of the Exclusive License Agreement, Licensee acquired, and Licensor granted to Licensee, for the duration of the License Term (as defined below), the sole and exclusive (including to the exclusion of Licensor), worldwide, paid-up, royalty-free right and license under the Licensed Patents, Know-how, Technical Data, and any Improvements as defined in the Exclusive License Agreement to develop, make, have made, use, sell, offer to sell, distribute, export, import, and otherwise commercialize the Licensed Product(s) in the Field. This license shall include the right of Licensee to grant sublicenses and distribution rights in the Field.

Consideration for License

As the sole and exclusive consideration for the rights and license granted in the Exclusive License Agreement, the Licensor received, on the date of signing, 5,000 shares of the common stock of the Licensee, which was valued at the stockholder’s cost basis of $5,000.

License Term

The term of the rights and licenses granted herein shall commence upon the date of signing of the Exclusive License Agreement and shall continue in effect in perpetuity unless and to the extent terminated as set forth in Sections 5.2 through 5.4 of the License Term of the Exclusive License Agreement.

The License may be terminated at any time by the mutual written agreement of each of the Licensors and Licensee.

Summary of Exclusive Licenses

Exclusive licenses, stated at cost, less accumulated amortization, consisted of the following:

	Estimated Useful Life (Years)	September 30, 2011	September 30, 2011

Exclusive licenses	20	$5,000	$5,000

Less accumulated amortization		(375)	(188)

		$4,625	$4,812

Amortization Expense

Amortization expense for the interim period ended June 30, 2012 and 2011 was $187 and $125, respectively.

Note 7 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Scot Johnson	President and Chief Executive Officer

Edwin T. Longo	Significant stockholder

Advances from Stockholders

From time to time, Stockholders of the Company advance funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Note 8 – Commitments and Contingencies

Operating Lease

On January 4, 2011 the Company entered into a non-cancellable lease for office space of approximately 3,050 square feet of rentable area in Tampa, Florida with a third party for a period of 12 months from the date of signing at $3,000 per month plus tax and common charges.

On January 4, 2012 the Company renewed the non-cancellable lease for an additional 12 months expiring January 3, 2013 with the same terms and conditions

Future minimum lease payments inclusive of related tax required under the non-cancelable operating lease are as follows:

Fiscal year ending September 30:

2012 (remainder of the fiscal year)	$28,890

2013	9,630

$38,520

Note 9 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Ten Million (10,000,000) shares of which Ten Million (10,000,000) shares shall be Common Stock, no par value.

Common Stock

Issuance of Common Stock per Exclusive License Agreements

Prior to August 25, 2009, the Company was inactive.

On August 25, 2009 the Company entered into an exclusive license agreement (“Exclusive License Agreement”) for Provisional Patent No. 1 with and issued to the Company’s founders 6,000,000 shares of its common stock valued at the cost basis of the Company’s founders of nil.

On December 11, 2010 the Company entered into an exclusive license agreement (“Exclusive License Agreement”) for Provisional Patent No. 2 with and issued to the Company’s president and chief executive officer 5,000 shares of its common stock valued at the stockholder’s cost basis of $5,000.

Sale of Common Stock

During the period from December 8, 2009 through August 30, 2010 the Company issued 573,797 shares of its common stock for cash at $1.00 per share or $573,797 in aggregate. The Company incurred $35,000 in legal cost in connection with the sale and issuance of its common stock.

On November 4, 2010 the Company issued 200,000 shares of its common stock for cash at $1.00 per share or $200,000.

During the period from January 20, 2010 through September 14, 2011 the Company issued 380,500 shares of its common stock for cash at $2.00 per share or $761,000 in aggregate. The Company incurred $17,833 in legal cost in connection with the sale and issuance of its common stock.

During the period from October 1, 2011 through November 30, 2011 the Company issued 92,500 shares of its common stock for cash at $2.00 per share or $185,000 in aggregate. The Company incurred $30,000 in legal cost in connection with the sale and issuance of its common stock.

Treasury Stock (Repurchase and Reissuance of Common Stock)

(i)

Repurchase of Common Stock

On May 4, 2012, the Company entered into a termination and redemption agreement (“Termination and Redemption Agreement”) with Mr. Edwin Longo upon Mr. Longo’s resignation, whereby the Company acquired 2,000,000 shares of its common stock (“Redeemed Shares”) in cash at $0.05 per share for $100,000 (“Redemption Price”).  The Redemption Price shall be paid by the Company to Mr. Longo in installments on a schedule and in amounts determined from time to time by the Board (each such payment, a "Redemption Payment"). Each Redemption Payment shall be paid by the Company to Mr. Longo in cash or by check at such times and in such amounts as determined from time to time by the Board.

(ii)

Reissuance of Common Stock

During the period from May 4, 2012 through June 15, 2012 the Company issued 240,000 shares of its treasury stock for cash at $0.30 per share or $72,000 in aggregate, $12,000 and $60,000 were recorded as common stock and additional paid-in capital, respectively.

During the period from July 3, 2012 through August 17, 2012 the Company issued 233,333 shares of its treasury stock for cash at $0.30 per share or $70,000 in aggregate, $11,667 and $58,333 were recorded as common stock and additional paid-in capital, respectively.

During the period from July 3, 2012 through August 17, 2012 the Company issued 1,526,667 shares of its treasury stock for services valued at cost of $0.05 per share or $76,333 in aggregate, which were recorded as common stock and consulting fees, respectively.

Issuance of Common Stock to Parties Other Than Employees for Acquiring Goods or Services

During the period from December 8, 2009 through August 30, 2010 the Company issued 70,000 shares of its common stock for services valued at $1.00 per share or $70,000 in aggregate.

During the period from January 20, 2011 through September 14, 2011 the Company issued 235,000 shares of its common stock for services valued at $2.00 per share or $470,000 in aggregate.

During the period from May 4, 2012 through August 17, 2012 the Company issued 130,000 shares of its common stock for services valued at $0.30 per share or $39,000 in aggregate.

2010 Stock Option Plan as Amended

Adoption of 2010 Non-Qualified Stock Option Plan (“2010 Stock Option Plan”)

On December 20, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Stock Option Plan”) by unanimous consent.  The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock.  A total of 1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.  Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

2012 Amendment to the 2010 Stock Option Plan

On February 22, 2012, the Company’s Board of Directors adopted and approved the Amended and Restated 2010 Stock Option Plan to increase the number of shares of the Company’s common stock available for issuance thereunder from 1,000,000 shares to 1,500,000 shares of the Company’s common stock (the “Amended and Restated 2010 Stock Option Plan”).

December 22, 2010 Issuance

On December 22, 2010, the Company granted (i) options to purchase 450,000 shares of its common stock with an exercise price of $1.00 per share expiring ten (10) years from the date of grant to its employees for their services; and (ii) an option to purchase 300,000 shares of its common stock with an exercise price of $1.00 per share expiring ten (10) years from the date of grant to a consultant and a member of its Medical Advisory Board as part of his professional services.

The stock options were valued on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	December 22, 2010	December 22, 2010

	Board of Directors and Employees	Non-employees

Expected life (year)	5	10

Expected volatility (*)	63.51%	63.51%

Expected annual rate of quarterly dividends	0.00%	0.00%

Risk-free rate(s)	2.09%	2.09%

*

As a privately-held entity it is not practicable for the Company to estimate the expected volatility of its share price.  The Company selected five (5) comparable public companies listed on NYSE MKT and NASDAQ Capital Market within medical device industry which the Company plans to engage in to calculate the expected volatility.  The Company calculated those five (5) comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

The Company estimated the fair value of the stock options on the date of grant using the Black-Scholes Option Pricing Model at $246,150 and $171,420, or $417,570 in aggregate, which were recorded as additional paid-in capital and employee compensation and consulting fees, respectively.

February 22, 2012 Issuance

On February 22, 2012, the Company granted (i) options to purchase 410,000 shares of its common stock with an exercise price of $2.00 per share expiring ten (10) years from the date of grant to its employees for their services; and (ii) an option to purchase 240,000 shares of its common stock with an exercise price of $2.00 per share expiring ten (10) years from the date of grant to a consultant and a member of its Medical Advisory Board as part of his professional services.

The stock options were valued on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	February 22, 2012	February 22, 2012

	Board of Directors and Employees	Non-employees

Expected life (year)	5	10

Expected volatility (*)	66.43%	66.43%

Expected annual rate of quarterly dividends	0.00%	0.00%

Risk-free rate(s)	2.01%	2.01%

*

As a privately-held entity it is not practicable for the Company to estimate the expected volatility of its share price.  The Company selected five (5) comparable public companies listed on NYSE MKT and NASDAQ Capital Market within nutritional supplements industry which the Company plans to engage in to calculate the expected volatility.  The Company calculated those five (5) comparable companies’ historical volatility over the expected life and averaged them as its expected volatility.

The Company estimated the fair value of the stock options on the date of grant using the Black-Scholes Option Pricing Model at $463,382 and $282,000, or $745,382 in aggregate, which were recorded as additional paid-in capital and employee compensation and consulting fees, respectively.

Summary of the Company’s Stock Option Activities

The table below summarizes the Company’s stock option activities:

	Number of Option Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Grant	Aggregate Intrinsic Value
Balance, September 30, 2010	-	$-	$-	-	$-

Granted	750,000	1.00	1.00	417,570	-

Canceled	-	-	-		-

Exercised	-	-	-		-

Expired	-	-	-		-

Balance, September 30, 2011	750,000	1.00	1.00	417,570	-

Granted	650,000	2.00	2.00	745,382	-

Canceled	-	-	-		-

Exercised	-	-	-		-

Expired	-	-	-		-

Balance, September 30, 2012	1,400,000	$1.46	$1.46	$1,162,952	$-

Vested and exercisable, September 30, 2012	1,400,000	$1.46	$1.46	$1,162,952	$-

Unvested, September 30, 2012	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable options as of September 30, 2012:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$1.00	750,000	8.20	$1.00	750,000	8.20	$1.00

$2.00	650,000	9.40	2.00	650,000	9.40	2.00

$1.00 – 2.00	1,400,000	8.76	$1.46	1,400,000	8.76	$1.46

As of September 30, 2012, there were 100,000 shares of stock options remaining available for issuance under the 2010 Stock Option Plan.

Additional Paid-in Capital

The Company’s founders expended start up expenses of $17,000 through the formation of the Company, which was contributed to the Company as additional paid-in capital upon formation.

Note 10 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Acquisition of Psoria-Shield Inc. by Wellness Center USA, Inc.

On June 21, 2012, Wellness Center USA, Inc. ("WCUI") entered into an Exchange Agreement (“Exchange Agreement”) to acquire all of the issued and outstanding shares of capital stock of PSI.  On August 24, 2012, WCUI consummated the share exchange and acquired all of the issued and outstanding shares of stock in PSI for and in consideration of the issuance of 7,686,797 shares of WCUI's common stock pursuant to the Exchange Agreement.  The 7,686,797 common shares issued in connection with the share exchange represent 25.3% of the 30,391,570 shares of issued and outstanding common stock of WCUI as of the closing of the share exchange under the Exchange Agreement. PSI is now operated as a wholly-owned subsidiary of WCUI.